THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED

The date of this document is May 4, 2012

RULES OF THE WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY 2012 SHARESAVE SUB-PLAN FOR THE UNITED KINGDOM

TO THE WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY 2012 EQUITY INCENTIVE PLAN

This sub-plan Summary and Prospectus (the “Prospectus”) refers to ordinary shares of Willis Group Holdings Public Limited Company (the “Company”) which are offered to employees and directors of the Company and any of its subsidiaries (collectively, the “Willis Group”) upon exercise of the share options granted or to be granted under the Rules of the Willis Group Holdings Public Limited Company 2012 Sharesave Sub-Plan for the United Kingdom to the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan (the “UK Sharesave Plan”).

The purpose of this document is to summarize the features of the UK Sharesave Plan. This Prospectus provides information regarding options granted under the UK Sharesave Plan and does not address any other awards granted under the 2012 Plan. Please refer to the 2012 Plan prospectus for more information regarding any awards thereunder.

In the event of inconsistency between this summary and the actual provisions of the UK Sharesave Plan and/or your subscription materials, the provisions in the UK Sharesave Plan and/or your subscription materials will prevail. This Prospectus is not intended to provide a comprehensive analysis of any particular tax situation, nor should it be substituted for expert advice from a personal tax or financial advisor. We strongly encourage you to consult a tax advisor before accepting an invitation to participate in the UK Sharesave Plan, exercising an option, or disposing of any shares of the Company acquired under the UK Sharesave Plan.

Additional information about the UK Sharesave Plan, the members who constitute the administrator of the UK Sharesave Plan and its administration can be obtained by contacting the Company by email at shareplans@willis.com, by telephone at +44 (0) 203 124 8485 or at the following address:

Share Plans Manager
Willis Group Holdings Public Limited Company
c/o Willis Group Limited
51 Lime Street
London EC3M 7DQ

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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GENERAL INFORMATION REGARDING THE UK SHARESAVE PLAN

The Company’s board of directors (the “Board”) adopted the 2012 Plan on February 8, 2012. The shareholders of the Company approved the Plan on April 25, 2012. The effective date of the 2012 Plan is April 25, 2012. As of May 4, 2012, the date of this Prospectus, a total of 13,776,935 ordinary shares of the Company with a nominal value of US$0.000115 each (“Shares”) has been reserved for issuance under the 2012 Plan. As of May 4, 2012, no awards were outstanding under the 2012 Plan. The 2012 Plan will continue in effect for ten (10) years from its initial date of approval unless otherwise terminated earlier by the Board. The 2012 Plan provides for grants to employees, officers, directors and consultants of the Willis Group or any company in which a member of the Company owns twenty percent or more of the voting share interest but less than fifty percent of the voting share interest and that has been designated by the Administrator as being eligible for participation in the Plan (“Designated Associate Company”) of share options, share appreciation rights, restricted shares, restricted share units and other share-based awards.

The UK Sharesave Plan was originally adopted by the Compensation Committee of the Board (the “Committee”) on December 14, 2011, subject to Board and shareholder approval of the 2012 Plan and the approval of Her Majesty’s Revenue & Customs
(“HMRC”) of the UK Sharesave Plan. As of May 4, 2012, no options to purchase Shares were outstanding under the UK Sharesave Plan.

The UK Sharesave Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the United States Employee Retirement Income Security Act of 1974, as amended.

Purpose
The purpose of the UK Sharesave Plan is to provide additional incentives to personnel of Willis Group who are tax-resident in the
United Kingdom, and to align the interests of personnel with those of the Company’s shareholders through opportunities for increased Share ownership in the Company.

Administration
The UK Sharesave Plan is administered by the Committee or if no committee is appointed, the Board (either, hereinafter referred to as the “Administrator”). The Administrator may determine the terms of the option including the exercise or purchase price for an option, the number of Shares subject to each option, and the vesting and/or exercisability provisions applicable to the option.
The Administrator also has the full power to determine the qualifying service period that individuals must satisfy before they are eligible to be granted an option.

The Administrator has the power to modify or amend options with the prior approval of the HMRC and to make all other determinations deemed necessary or advisable for administering the UK Sharesave Plan. The Administrator’s interpretation and construction of any provision of the UK Sharesave Plan will be final and binding upon all participants (providing that the Administrator’s interpretation and construction does not contradict the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”).

The Company has selected Yorkshire Building Society (“YBS”) as the stock plan administrator/broker of the UK Sharesave Plan. YBS is a participant in the Financial Services Compensation Scheme established under the Financial Services and Markets Act 2000. You may contact YBS if you have questions regarding your savings account by phone on +44(0) 845 1 200 300 or online at www.ybs.co.uk/shareplans.

Securities to be acquired
The securities to be acquired under the UK Sharesave Plan are the Company’s Shares. Such Shares are issued directly to a UK
Sharesave Plan participant from the Company and such issuance has been registered by the Company with the U.S. Securities and Exchange Commission (“SEC”) under a special form of registration statement applicable to employee benefit plans. Each Share entitles the holder to one vote on matters submitted to a vote of the shareholders, a pro rata share of such dividends, as may be declared, on the Shares and a pro rata share of assets remaining available for distribution to shareholders upon a liquidation of the Company. The Shares are not convertible. While the Administrator has authority, within certain limitations, to issue preferred shares, which would have one or more preferences over the Shares, no preferred shares are outstanding as of the date of this Prospectus and the Company has no present plans to issue any preferred shares. Participants will not acquire the rights of shareholders until the Shares subject to the option are delivered upon exercise of the option and payment of any applicable withholding taxes has been made, and the participants have become holders of record of the Shares.

Eligibility
Any individual who (A) (i) is a full-time director who works at least 25 hours a week or is an employee of one or more
Participating Subsidiaries, (ii) has been employed by the Company or a Participating Subsidiary during the qualifying period (being a period commencing not earlier than five years prior to the date of grant) as the Administrator may determine, and (iii) is a
UK tax resident under Section 15 of ITEPA; or (B) is a full-time director who works at least 25 hours a week or is an employee of one or more Participating Subsidiaries and is nominated by the Administrator either individually or as a member of a category of such full-time directors or employees, is eligible to receive an invitation from the Administrator to participate in the UK

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Sharesave Plan and upon the acceptance of such invitation to participate, be granted an option. A “Participating Subsidiary” is any of the Company’s Subsidiaries that have been designated by the Administrator as a participant in the UK Sharesave Plan.

Sharesave contract
In order to participate in the UK Sharesave Plan you must agree to a “Sharesave Contract” (as defined below) under a certified contractual savings plan with YBS. A “Sharesave Contract” is a contract certified within the meaning of Section 703 of the Income Tax (Trading and Other Income) Act of 2005 which has been approved for use by HMRC. Under the Sharesave contract, you must agree to save a fixed amount of payroll deductions from your salary for the agreed savings period. The savings will be held by YBS or other financial institution approved by the Administrator. Your savings will remain in pounds sterling and will earn interest at the applicable rate.

Application for an option
Your invitation to apply for an option will include the details of your eligibility; the exercise price (as defined below); your contributions payable (currently you may contribute up to a maximum of £250 per month and a minimum contribution of £5 per month); whether you may elect for a 3, 5, or 7 year Sharesave Contract (the Company currently offers 3 or 5 year Sharesave
Contracts); any restrictions on the amount of bonus (if any) payable under the Sharesave Contract which may be used to exercise the option; and the date your application must be received by the Administrator. You must provide the amount of your monthly contributions (being a multiple of £1 and not less than £5 per month) that you wish to make under the Sharesave Contract, agree that your monthly contributions will not exceed the Maximum Contributions (as defined below) and if you may elect for a 3, 5, or 7 year Sharesave Contract, your election in that regard. You are not able to change the amount of your contributions, but you can suspend monthly contributions for up to 6 months (if you suspend your maturity date is deferred accordingly). Your monthly contributions will be deducted each month from your salary by the Participating Subsidiary that employs you. The Participating Subsidiary will remit the monthly contributions to YBS or other financial institution approved by the Administrator to hold for the period of the requisite Sharesave Contract until you exercise the option or until you withdraw from the Sharesave Contract.

Scaling down
If the applications received by the Administrator exceed the lesser of the maximum monthly contributions permitted pursuant to
Schedule 3 of ITEPA or such maximum monthly contribution set forth by the Administrator (“Maximum Contributions”), the Administrator, in its sole discretion, may scale down applications until the number of Shares available under the option equals or exceeds the total number of Shares applied for by any of the methods set forth in Section 3 of the UK Sharesave Plan.

Grant of option
If you are granted an option, you will receive an option certificate in the form prescribed by the Administrator which sets forth the date of grant and the number of Shares over which your option is granted.

The option will be granted in sterling and you shall bear any risk in respect to the relevant exchange rate on the date the Exercise Price (as defined below) is set.

Payment for Shares acquired pursuant to option exercises
The consideration to be paid for the Shares to be acquired upon exercise of an option (the “Exercise Price”) shall be determined by the Administrator and fixed in pounds sterling or U.S. dollars, but will not be less than 80% of the closing price on the New York Stock Exchange of the Shares on the last business day immediately preceding the invitation date (the “Market Value”). The Exercise Price for the 3 year Sharesave Contract will be the Market Value of the Shares discounted by five percent (5%), which if fixed in pounds sterling, will be converted from U.S. dollars into pounds sterling. The Exercise Price for the 5-year Sharesave Contract will be the Market Value of the Shares discounted by ten percent (10%), which if fixed in pounds sterling, will converted from U.S. dollars into pounds sterling.

The Company will have no lien over the Shares received on the exercise of an option under the UK Sharesave Plan. Participants will also be required to pay all applicable withholding taxes related to the option.
Manner of exercise
You may exercise your option only during the periods specified in Rules 6 and 7 of the UK Sharesave Plan and only with the monies under your Sharesave Contract. In order to exercise your option, you must deliver a notice of exercise in the prescribed form together with the remittance of the exercise price to the Company. Upon receiving the notice of exercise, the Company will issue you the number of Shares underlying your option that can be purchased based on the total amount of your savings and the bonus (if any) divided by the Exercise Price.

Maturity date and bonus
At the end of the Sharesave Contract, i.e., after the completion of thirty-six monthly contributions for the 3 year Sharesave
Contract or 60 monthly contributions for the 5 year Sharesave Contract (the “Bonus Date”), your option will mature and you may be eligible to receive a tax-free bonus (the “Bonus”) depending on the applicable Bonus rates during the year that you enter into a
Sharesave Contract.

Rights of exercise and lapse of option
Subject to Section 6 of the UK Sharesave Plan, you may (1) exercise your options and purchase shares or (2) withdraw your

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savings and Bonus (if any) and not exercise your options on or after the Bonus Date. You have a period of six months after the Bonus Date to decide whether to exercise your option or withdraw your savings and Bonus (if any) after which your option will lapse.

Your option will only become exercisable earlier than Bonus Date if you leave employment with the Willis Group under approved circumstances. You will leave under approved circumstances if:

•	you are made redundant;

•	you are unable to continue employment because of injury or disability;

•	your office or employment is with a company of which the Company ceases to have control;

•	you retire at the specified age;

•	your employment is transferred to another company; or

•	you die.

However, if you are a U.S. taxpayer, you may only exercise your option within the shorter of the exercise period set forth in the UK Sharesave Plan and the expiration of 2.5 calendar months after the end of the calendar year in which the option first becomes exercisable (i.e., on the Bonus Date).

Your option will not become exercisable and will immediately lapse if you resign or are dismissed in circumstances other than the approved circumstances, if you give notice that you wish to cease making monthly contributions or you fail to make monthly contributions for more than six months, you withdraw the amounts under your savings contract before your option becomes exercisable, or if you become deprived of the legal or beneficial ownership of your option.

Withdrawal from the Sharesave Plan
You may withdraw from your Sharesave Contract at any time by contacting YBS and your employer. If you have saved for at least one year from the date of grant, and made at least 12 monthly contribution payments, you will receive your savings back plus tax-free interest at the applicable HMRC interest rate per annum. If you have saved for less than a year, you will receive your savings back but without interest.

Transferability
The option is personal and cannot be transferred, except by will or the applicable laws of inheritance.

Takeover and the UK Sharesave Plan
In the event that a person obtains control of the Company as a result of making a general offer, or having obtained control makes such an offer, you can exercise your option for a period after that person has obtained control, which period will be six months unless the person obtaining control becomes entitled to compulsorily acquire your Shares, in which case the period will be six weeks from the time the person becomes so entitled, but the total number of Shares you can purchase shall not exceed the number that can be purchased with the savings made and the interest earned on the day of exercise.

Reconstruction and winding up and the UK Sharesave Plan
If the UK authorities sanction a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Willis Group or its amalgamation with any other company or companies, or a resolution is passed for the voluntary winding up of the Company, you can exercise your option for a period of six months from the authorities sanctioning a compromise or arrangement or within two months of a resolution being passed for winding up, but the total number of Shares you can purchase shall not exceed the number that can be purchased with the savings made and the interest earned on the day of exercise.

Amendment of the UK Sharesave Plan
The Administrator may amend or alter the UK Sharesave Plan at any time provided that the prior written approval of the HMRC has been obtained if a provision of the plan necessary to meet the requirements of Section 3 of ITEPA (a “Key Feature”) has been amended. No amendment of the UK Sharesave Plan may be made that would abrogate or adversely affect the subsisting rights of a participant without the written consent of such number of participants as hold options to acquire not less than 75% of the Shares if all options granted were exercised or by resolution at a meeting of participants passed by not less than 75% of the participant that attend and vote in person or by proxy, unless such amendment or alteration is necessary to maintain the approved status of the UK Sharesave Plan and/or the proposed abrogation or alteration does not affect a Key Feature of the UK Sharesave Plan.

Share Grant Limitations
No eligible employee shall be granted an option to the extent it would cause the aggregate amount of his or her contributions under all Sharesave Contracts to exceed the Maximum Contributions on the date of grant.

MORE INFORMATION AND RISK FACTORS

The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file periodic reports and other information relating to its business, financial statements and other matters with the SEC. For a discussion of certain factors that you should carefully consider before purchasing the Shares available upon exercise of your option, you should read the documents filed with the SEC which are incorporated by reference herein and are described below.

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All reports and documents filed with the SEC are available through its website at http://www.sec.gov. Copies of each of the documents incorporated by reference are available (or will be available) without charge through the Company Secretary at the address and telephone number listed on the cover of this Prospectus.

Further, the Company has made available, free of charge through its website, www.willis.com, the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and Forms 3, 4 and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer of any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Willis Group since the date hereof.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows the Company to “incorporate by reference” certain of the Company’s publicly filed documents into this Prospectus, which means that information included in those documents is considered part of this Prospectus. Information that the Company files with the SEC after the effective date of this Prospectus will automatically update and supersede this information. The documents incorporated by reference are an important part of this Prospectus.

The following documents filed by the Company with the SEC are hereby incorporated by reference in this Prospectus:

•
The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

•	The description of the Shares contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents, until the Company files a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Company will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for copies of incorporated documents to the Share Plans Manager at contact information listed on the cover of this Prospectus.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS
The following statements are intended only as a summary of current United Kingdom tax legislation and published practice of the HMRC as it applies to certain categories of participants. These statements are based on the laws in effect as of May 2012. It assumes, for income tax purposes, that you are resident and ordinarily resident in the United Kingdom and therefore subject to UK tax under sections 15, 22 or 26 of ITEPA. If you are subject to tax under other sections of ITEPA, other income tax provisions may apply to your option. Similarly, if you are subject to tax in another jurisdiction, you will need to consider the tax laws of that jurisdiction.

We recommend that you seek independent financial and tax advice with respect to the tax consequences of participating in the UK Sharesave Plan.

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Finally, this summary does not address Irish stamp tax or other duties on Share issuances or dividends, nor does it address Irish gift or inheritance tax.

Tax impact of option
There is no liability to income tax in respect of the grant of your option or the invitation to participate in the UK Sharesave Plan.
On the acquisition of Shares upon exercise, you will not be subject to income tax or National Insurance contributions, if, at the time that you exercise your option, at least three years have passed from the time that you were granted your option or if you leave employment with the Willis group under approved circumstances.

If you subsequently sell your Shares and receive more than their value at the time of exercise of your option, your gain may be subject to capital gains tax (subject to the annual exemption). The gain will be the amount by which the market value of the Shares at the date that you exercise your option exceeds the price you pay to exercise your option. If you acquire Shares at different times or from different sources, you will need to take into account the share identification rules when you sell the Shares. You should consult your personal tax adviser regarding the possible tax consequences of your sale.

You will be responsible for reporting and paying any capital gains tax liability to the HMRC on your annual self-assessment tax return.

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